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                                                                    EXHIBIT 99.5

                                                                     EXCITE@HOME
                                                             450 Broadway Street
                                                         Redwood City, CA  94063

                                                              tel:  650.556.5000
                                                              fax:  650.556.5100

                                                         net: www.excitehome.net

                                 MARCH 27, 2000

                                  CONFIDENTIAL



Joseph Savarino
President
Zengine, Inc.
6100 Stewart Avenue
Fremont, CA  94538

         Re:      Consent

Dear Joe:

         EXCITE@HOME, INC. consents to the use of its name and the description of the transaction with Zengine, Inc. substantially as set forth in the draft paragraph attached to this letter. This consent represents a limited license from Excite@Home, Inc. to use the Company's name and logo in any capital raising document that describes the relationship between our companies substantially as set forth in the attachment.

         Please feel free to contact me if you have any questions.

                       Name:   /s/ ERIC VAN MILTENBURG
                               ----------------------------------------
                                 Eric van Miltenburg

                       Title:  Vice President - Business Development - @Work